Exhibit 3.11(a)

FORM 4

PROVINCE OF ALBERTA

CONSUMER AND CORPORATE AFFAIRS

BUSINESS CORPORATIONS ACT

(Section 29 or 177)

ARTICLES OF AMENDMENT

1.	NAME OF CORPORATION:

1295728 ALBERTA LTD.

2.	CORPORATE ACCESS NUMBER:

2012957284

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

(a)	Pursuant to paragraph 173(1)(a) of the Business Corporations Act (Alberta), to change the name of the Corporation to: 1295728 ALBERTA ULC

(b)	Pursuant to paragraph 173(1)(m.1) of the Business Corporations Act (Alberta), the Schedule: Other Rules and Provisions containing other provisions for the Corporation is amended to include clause (e) as described on the Schedule attached hereto.

AMENDMENTS:         173(1)(a) and (m.1)

DATE	SIGNATURE	TITLE

FEBRUARY 5, 2007.		Director

/s/ Terrence Moffatt
TERRENCE MOFFATT

SCHEDULE:

OTHER RULES OR PROVISIONS (if any):

(a)	The securities of the Corporation, excluding non-convertible debt securities, may not be beneficially owned, directly or indirectly, by more than 50 persons, not including employees and former employees of the Corporation or its affiliates, provided that each person is counted as one beneficial owner unless the person created or used solely to purchase or hold securities of the issuer in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner.

(b)	Any distribution of securities by the Corporation, or trade by any person, which would have the effect of causing the Corporation to cease being a private issuer for the purposes of any Rule or Regulation made under the provisions of the Securities Act is prohibited.

(c)	The corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the corporation.

(d)	The directors may, between annual general meetings, appoint one (1) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

(e)	The liability of each of the shareholders of the unlimited liability corporation for any liability, act, or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

FORM 4

PROVINCE OF ALBERTA

CONSUMER AND CORPORATE AFFAIRS

BUSINESS CORPORATIONS ACT

(Section 29 or 177)

ARTICLES OF AMENDMENT

1.	NAME OF CORPORATION:

1295728 ALBERTA ULC

2.	CORPORATE ACCESS NUMBER:

2012957284

3.	THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

(a)	Pursuant to paragraph 173(1)(m) of the Business Corporations Act (Alberta), the Schedule: Restrictions on Share Transfers is deleted in its entirety. The Articles of the corporation shall evidence “None” in regard to the Restrictions on the Transfers of Shares.

(b)	Pursuant to paragraph 173(1)(n) of the Business Corporations Act (Alberta), the present Schedule to the Corporation entitled Schedule: Other Rules or Provisions is deleted and replaced by the Schedule: Other Rules or Provisions attached hereto.

AMENDMENTS:    173(1)(m) and (n)

DATE	SIGNATURE	TITLE

May 17, 2010		Solicitor

/s/ Clarke D. Barnes
Clarke D. Barnes

SCHEDULE:

OTHER RULES OR PROVISIONS (if any):

(a)	The corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the corporation.

(b)	The directors may, between annual general meetings, appoint one (1) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.

(c)	The liability of each of the shareholders of the unlimited liability corporation for any liability, act, or default of the unlimited liability corporation is unlimited in extent and joint and several in nature.

Articles of Incorporation

Business Corporations Act

Section 6

1.	Name of Corporation

1295728 Alberta Ltd.

2.	The classes of shares, and any maximum number of shares that the corporation is authorized to issue:

See Schedule

3.	Restrictions on share transfers (if any):

See Schedule

4.	Number, or minimum and maximum number, of directors that the corporation may have:

Minimum: 1, Maximum: 7

5.	If the corporation is restricted FROM carrying on a certain business, or restricted TO carrying on a certain business, specify the restrictions(s):

None.

6.	Other rules or provisions (if any):

See Schedule

7.	Date authorized by Incorporators:	2007-01-23
Year / Month/ Day

Incorporators

Name of Person Authorizing (please print) Clarke D. Barnes Identification /s/ Clarke D. Barnes	Address: (including postal code) 700 - 9th Avenue S.W., Suite 3000 Calgary, Alberta, Canada T2P 3V4

Name of Person Authorizing (please print) Identification	Address: (including postal code)

Name of Person Authorizing (please print) Identification	Address: (including postal code)

Name of Person Authorizing (please print) Identification	Address: (including postal code)

SCHEDULE:

SHARE STRUCTURE

2.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

2.1	Authorized Capital

(a)	An unlimited number of Class “A” shares; and

(b)	An unlimited number of Class “B” shares; and

(c)	An unlimited number of Class “C” shares; and

(d)	An unlimited number of Class “D” shares; and

(e)	An unlimited number of Class “E” shares; and

(f)	An unlimited number of Class “F” shares; and

(g)	An unlimited number of Class “G” shares; and

(h)	An unlimited number of Class “H” shares; and

(i)	An unlimited number of Class “I” shares; and

2.2	The Special Rights, Privileges, Restrictions and Conditions Attaching to each Class of Shares

(a)	Voting

The holders of Class “A”, Class “B”, Class “C” and Class “I” shares shall be entitled to receive notice of and to vote at all meetings of the shareholders of the Corporation except meetings at which only holders of a specified class of shares are, by the provisions of the Business Corporations Act, entitled to vote. Subject always to the provisions of the Business Corporations Act, the holders of Class “D”, Class “E”, Class “F”, Class “G” and Class “H” shares shall not be entitled to receive notice of or attend any meetings of the shareholders of the Corporation and shall not be entitled to vote at such meetings.

(b)	Dividends

(i)	Preference

The holders of the Class “G” and Class “H” shares (the “Preferred Shares”) shall in each year, at the discretion of the Directors, but without preference or priority with respect to payment of dividends to holders of any other class of shares, be entitled out of all or any profits or surplus available for dividends, to non-cumulative dividends at a rate per annum equal to the prescribed rate of interest for the purposes of subsection 256(1.1) of the Income Tax Act (Canada) as of the time of issuance of the first then issued shares of the particular class (the “Prescribed Rate”) in each case on the Redemption Amount thereof (as described in subsection 2.2(c) herein) as may be determined by the Directors, payable at such time or times and at such place or places as the Directors may determine. The Directors shall be entitled from time to time to declare part of the said non-cumulative dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. The said dividends shall be non-cumulative whether earned or not earned, and if in any fiscal year the Directors in their discretion shall not declare the said dividends or any part thereof, then the right of the holders of the Preferred Shares of any class to such dividends or to any undeclared part thereof for the fiscal year shall be extinguished. The holders of the Preferred Shares shall in no circumstances be entitled to any dividends other than or in excess of the non-cumulative dividends at the rate herein provided for.

(ii)	Class “I” Shares

The holders of the Class “I” shares shall not be entitled to dividends of any kind whatsoever.

(iii)	Exclusive

Subject to paragraph 2.2(b)(ii), the holders of each share of every class of the shares shall be entitled to receive dividends as and when declared by he Directors, acting in their sole discretion, which dividends may be declared on one class of shares wholly or partially to the exclusion of dividends in respect of any other class of shares.

(iv)	Restriction on Dividends

No dividends or distributions of any kind whatsoever shall be declared or made in respect of any of the shares of the Corporation which would be contrary to any applicable law or which would have the effect of reducing the net assets, including goodwill, of the Corporation to an amount insufficient to enable the redemption by the Corporation, at the aggregate of the Redemption Amounts, of the issued and outstanding Preferred Shares, together with the amount of any dividends declared but not paid in respect of the issued and outstanding Preferred Shares.

(c)	Redemption Amount of Preferred Shares

(i)	Formula for Calculation of the Redemption Amount

The Redemption Amount for each Preferred Share shall be equal to the fair market value of the property or issued shares of the Corporation of a different class (the “Assets”) for which Preferred Shares were issued by the Corporation (the “Asset Value”) less the aggregate value of any non-share consideration given or obligation assumed by the Corporation as partial consideration for the Assets (the “Non-Share Value”) divided by the number of Preferred Shares issued in exchange for the Assets, or if the Preferred Share was issued as payment of a stock dividend by the Corporation, shall be an amount set by the Directors of the Corporation, which amount may be based upon a formula to be set by the Directors of the Corporation.

(ii)	Fair Market Value Adjustment

Notwithstanding the provisions of the foregoing paragraph 2.2(c)(i) hereof, if the Minister of National Revenue, the Provincial Treasurer of the Province of Alberta, their authorized representative or any similar authority shall assess or reassess the Corporation or its shareholders for income tax (or propose such an assessment or reassessment) on the basis of a determination or assumption that the Asset Value or the Non-Share Value should have been a greater or lesser amount than the amount determined upon issuance of any particular Preferred Share, then the Asset Value shall be adjusted (the “Adjusted Asset Value”) or the Non-Share Value shall be adjusted (the “Adjusted Non-Share Value”), as the case may be, and shall be deemed to be:

(A)	subject to subparagraph (C) hereof, the fair market value of the Assets or Non-Share Value as determined by the authority making or proposing such an assessment or reassessment, provided that the Directors agree that such determination is accurate; or

(B)	subject to subparagraph (C) hereof, where the Directors do not agree that the authority’s determination is accurate, the fair market value of the Assets or Non-Share Value as determined by a qualified person whom the Directors shall appoint to make that determination forthwith following the making or proposing of such an assessment or reassessment; or

(C)	where any such assessment or reassessment is the subject of an appeal to the Court of competent jurisdiction, the fair market value of the Assets or Non-Share Value as determined by that Court.

(iii)	Adjustment of Redemption Amount

In the event of a determination of an Adjusted Asset Value or an Adjusted Non-Share Value then the Redemption Amount payable for each Preferred Share issued in exchange for the Assets shall be adjusted by the Directors and shall be equal to the Adjusted Asset Value (or, if there has been no adjustment, the Asset Value) less the Adjusted Non-Share Value (or, if there has been no adjustment, the Non-Share Value), all divided by the total number of Preferred Shares of the class issued in exchange for the Assets. If a Preferred Share has been issued as payment of a stock dividend and the Redemption Amount of the Preferred Shares was established based upon a formula set by the Directors of the Corporation and the Directors later determine that the Redemption Amount of such Preferred Shares should, based upon the previously set formula, have been a different amount, then the Redemption Amount payable for each Preferred share issued as payment of the stock dividend shall be adjusted so as to be equal to the Redemption Amount which should have been initially determined based upon the formula set by the Directors of the Corporation. If any Preferred Shares of the class shall have been redeemed or any dividends shall have been declared thereon prior to the Redemption Amount being adjusted as aforesaid, any resulting over-payment by the Corporation shall be a debt due on demand to the Corporation from the holder of such Preferred Shares and any resulting under-payment shall be a debt due on demand from the Corporation to the holders of such Preferred Share.

(d)	Redemption Procedure

(i)	Subject to the Business Corporations Act, the Corporation may, upon giving notice as hereinafter provided, redeem the whole or any part of the Preferred Shares of any class on payment for each Preferred Share to be redeemed of the Redemption Amount as determined in accordance with subsection 2.2(c), together with all dividends declared thereon and unpaid. If at any time only part of the then outstanding Preferred Shares of any class are to be redeemed, the redemption shall be pro rata from the holders of the Preferred Shares of that class, provided that the Directors may make such adjustments as shall be necessary to avoid the redemption of fractional parts of the Preferred Shares of the class. Unless waived by the registered holder of the shares to be redeemed, the Corporation shall give not less than thirty (30) days notice in writing of such redemption by mailing such notice to the registered holder of each Preferred Share to be redeemed, specifying the date and place or places of redemption. If notice of any such redemption be given by the Corporation in the manner aforesaid and an amount sufficient to redeem such shares be deposited with any trust company or chartered bank in Canada as specified in the notice on or before the date fixed for redemption, dividends on the Preferred Shares to be redeemed shall cease after the date so fixed for redemption and the holders thereof shall thereafter have no rights against the Corporation in respect thereof except, upon the surrender of certificates for such Preferred Shares, to receive payment therefore out of the monies so deposited. Upon the amount sufficient to redeem such Preferred Shares being deposited with any trust company or chartered bank in Canada as aforesaid, notice shall be given to the holders of the Preferred Shares called for redemption who have failed to present the certificates representing such Preferred Shares, within two (2) months of the date specified for redemption, to the effect that the monies have been so deposited and may be obtained by the holders of the said Preferred Shares upon presentation of the certificates representing such Preferred Shares for redemption at the said trust company or chartered bank in Canada. If any part of the total monies so deposited has not been paid to or to the order of the respective holders of the Preferred Shares which were called for redemption within two (2) years after the date upon which such deposit was made or the date specified for redemption in the said notice, whichever is the later, such balance of monies remaining in the account shall be returned to the Corporation without prejudice to the rights of the holders of the Preferred Shares being redeemed to claim the monies so deposited without interest from the Corporation.

(e)	Retractable

(i)	Each holder of a Preferred Share has the right, exercisable by depositing the holder’s share certificate with the Corporation at its registered office, to require the Corporation to redeem any Preferred Share within thirty (30) days after the date the certificate is deposited, for an amount equal to one hundred (100%) per cent of the Redemption Amount of the Preferred Share so deposited, together with all dividends declared thereon and unpaid. The Corporation will not be obligated to redeem any Preferred Share pursuant to this provision if and so long as the redemption would be contrary to any applicable law.

(f)	Liquidation

In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary:

(i)	firstly, the holders of the Preferred Shares shall rank equally amongst themselves and shall be entitled to receive in respect of each Preferred Share held, before distribution of any part of the assets of the Corporation amongst the holders of the shares of any other class in the capital of the Corporation, an amount equal to one hundred (100%) per cent of the Redemption Amount of such Preferred Share and any dividends declared thereon and unpaid, but no more. In the event that less than one hundred (100%) per cent of the amount necessary for redemption of each Preferred Share is available for distribution to the holders of the Preferred Shares of every class, then the holders of the Preferred Shares shall be entitled to participate in such distribution in equal proportions in respect of each Preferred Share held, firstly having regard to the respective Redemption Amounts of such Preferred Shares and secondly having regard to the amount of declared but unpaid dividends owing in respect of each such class; and

(ii)	the holders of the Class “I” shares shall be entitled to receive in respect of each Class “I” share held, before distribution of any part of the assets of the Corporation amongst the holders of the Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” shares in the share capital of the Corporation, an amount equal to the quotient obtained when the stated capital maintained for the Class “I” shares is divided by the number of Class “I” shares then outstanding and no more;

(iii)	thereafter, the holders of the Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” shares shall be entitled to participate equally amongst themselves in respect of each Class “A”, Class “B”, Class “C”, Class “D”, Class “E” and Class “F” share held in any further distribution of the assets of the Corporation.

SCHEDULE:

RESTRICTIONS ON SHARE TRANSFERS

No securities of the Corporation, other than non-convertible debt securities, shall be transferred without the approval of the Directors of the Corporation either by a resolution passed at a Board of Directors meeting, or by an instrument or instruments in writing signed by all of the Directors.

SCHEDULE:

OTHER RULES OR PROVISIONS (if any):

(a)	The securities of the Corporation, excluding non-convertible debt securities, may not be beneficially owned, directly or indirectly, by more than 50 persons, not including employees and former employees of the Corporation or its affiliates, provided that each person is counted as one beneficial owner unless the person created or used solely to purchase or hold securities of the issuer in which case each beneficial owner or each beneficiary of the person, as the case may be, must be counted as a separate beneficial owner.

(b)	Any distribution of securities by the Corporation, or trade by any person, which would have the effect of causing the Corporation to cease being a private issuer for the purposes of any Rule or Regulation made under the provisions of the Securities Act is prohibited.

(c)	The corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the corporation.

(d)	The directors may, between annual general meetings, appoint one (1) or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one-third (1/3) of the number of directors who held office at the expiration of the last annual meeting of the Corporation.